Investors: Jacquie Ross, CFA +1.858.882.2172 ir@illumina.com

Media: Dr. Karen Birmingham +44.7500.105665 kbirmingham@illumina.com

Illumina Reports Financial Results for Second Quarter of Fiscal Year 2020

San Diego -- (BUSINESS WIRE) - August 6, 2020 - Illumina, Inc. (NASDAQ: ILMN) today announced its financial results for the second quarter of fiscal year 2020.

Second quarter 2020 results reflect the impact of the global COVID-19 pandemic:

•Revenue of $633 million, a 25% decrease compared to $838 million in the second quarter of 2019
•GAAP net income attributable to Illumina stockholders for the quarter of $47 million, or $0.32 per diluted share, compared to $296 million, or $1.99 per diluted share, for the second quarter of 2019
•Non-GAAP net income attributable to Illumina stockholders for the quarter of $92 million, or $0.62 per diluted share, compared to $200 million, or $1.35 per diluted share, for the second quarter of 2019. Non-GAAP net income excludes discrete tax expenses and net gains from mark-to-market adjustments on our strategic investments, primarily from our marketable equity securities (see the “Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” table for a reconciliation of these GAAP and non-GAAP financial measures)
•Cash flow from operations of $240 million compared to $143 million in the second quarter of 2019. Cash flow from operations for the second quarter of 2019 included an $84 million payment of the accreted debt discount related to the conversion of our 2019 Notes
•Free cash flow (cash flow from operations less capital expenditures) of $202 million for the quarter compared to $96 million in the second quarter of 2019. Free cash flow for the second quarter of 2019 included the convertible notes payment, referenced above

Gross margin in the second quarter of 2020 was 67.7% compared to 68.4% in the prior year period. Excluding amortization of acquired intangible assets and the net impact from payroll credits and expenses related to COVID-19, non-GAAP gross margin was 68.6% for the second quarter of 2020 compared to 69.5% in the prior year period.

Research and development (R&D) expenses for the second quarter of 2020 were $155 million compared to $166 million in the prior year period. Excluding payroll credits related to COVID-19, non-GAAP R&D expenses as a percentage of revenue were 24.7% compared to 19.8% in the prior year period.

Selling, general and administrative (SG&A) expenses for the second quarter of 2020 were $177 million compared to $202 million in the prior year period. Excluding acquisition-related expenses, restructuring charges, and the net impact from payroll credits and expenses related to COVID-19, non-GAAP SG&A expenses as a percentage of revenue were 28.1% compared to 23.1% in the prior year period.

Depreciation and amortization expenses were $46 million and capital expenditures for free cash flow purposes were $38 million during the second quarter of 2020. At the close of the quarter, the company held $3.3 billion in cash, cash equivalents and short-term investments, compared to $3.4 billion as of December 29, 2019.

“As expected, the second quarter was significantly impacted by pandemic-related disruption in our customers’ operations and was particularly challenging for many of our research customers who remain closed or operating at limited scale,” said Francis deSouza, President and CEO. “It is clear that the role of genomics in infectious disease will continue to grow through and beyond this pandemic.”

Updates since our last earnings release:

•Launched TruSight™ software to accelerate the identification of rare genetic diseases through whole genome sequencing
•Received an Emergency Use Authorization from the US FDA for COVIDSeq™, the first sequencing-based COVID-19 diagnostic test
•Acquired BlueBee and Enancio to lower data storage costs and accelerate data interpretation
•Accepted seven genomic startups to Illumina Accelerator's first global cohort, with 3 in Cambridge, UK and 4 in San Francisco, to build breakthrough genomic technologies
•Repurchased approximately $143 million of common stock in the second quarter and $420 million remains available for repurchase under our current plan
•Welcomed Dr. Alex Aravanis to lead research and development efforts as CTO and appointed Mostafa Ronaghi to lead entrepreneurial development

Financial outlook and guidance

As previously announced, Illumina has withdrawn its fiscal 2020 full year revenue and earnings per share guidance due to the uncertainties around the severity and duration of the COVID-19 pandemic.

Quarterly conference call information

The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Thursday, August 6, 2020. Interested parties may access the live teleconference through the Investor Info section of Illumina’s website under the “Company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 1 (866) 211-4597 or 1 (647) 689-6853 outside North America, both with conference ID 4194447.

A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Additionally, non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements

This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) the impact to our business and operating results of the COVID-19 pandemic; (ii) changes in the rate of growth in the markets we serve; (iii) the volume, timing and mix of customer orders among our products and services; (iv) our ability to adjust our operating expenses to align with our revenue expectations; (v) our ability to manufacture robust instrumentation and consumables; (vi) the success of products and services competitive with our own; (vii) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (viii) the impact of recently launched or pre-announced products and services on existing products and services; (ix) our ability to further develop and commercialize our instruments and consumables, to deploy new products, services, and applications, and to expand the markets for our technology platforms; (x) our ability to obtain regulatory clearance for our products from government agencies; (xi) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xii) our ability to successfully identify and integrate acquired technologies, products, or businesses; and (xiii) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina

Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and follow @illumina.

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Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	June 28, 2020	December 29, 2019
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,770	$2,042
Short-term investments	1,498	1,372
Accounts receivable, net	385	573
Inventory	435	359
Prepaid expenses and other current assets	106	105
Total current assets	4,194	4,451
Property and equipment, net	890	889
Operating lease right-of-use assets	549	555
Goodwill	894	824
Intangible assets, net	156	145
Deferred tax assets, net	13	64
Other assets	552	388
Total assets	$7,248	$7,316

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$135	$149
Accrued liabilities	477	516
Long-term debt, current portion	503	—
Total current liabilities	1,115	665
Operating lease liabilities	681	695
Long-term debt	659	1,141
Other long-term liabilities	230	202
Stockholders’ equity	4,563	4,613
Total liabilities and stockholders’ equity	$7,248	$7,316

Illumina, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Revenue:
Product revenue	$527	$704	$1,228	$1,372
Service and other revenue	106	134	264	312
Total revenue	633	838	1,492	1,684
Cost of revenue:
Cost of product revenue (a)	152	196	326	378
Cost of service and other revenue (a)	46	59	105	130
Amortization of acquired intangible assets	7	10	14	19
Total cost of revenue	205	265	445	527
Gross profit	428	573	1,047	1,157
Operating expense:
Research and development (a)	155	166	311	335
Selling, general and administrative (a)	177	202	451	412
Total operating expense	332	368	762	747
Income from operations	96	205	285	410
Other income, net	69	141	57	170
Income before income taxes	165	346	342	580
Provision for income taxes	118	53	122	63
Consolidated net income	47	293	220	517
Add: Net loss attributable to noncontrolling interests	—	3	—	12
Net income attributable to Illumina stockholders	$47	$296	$220	$529

Earnings per share attributable to Illumina stockholders:
Basic	$0.32	$2.01	$1.50	$3.60
Diluted	$0.32	$1.99	$1.49	$3.56
Shares used in computing earnings per common share:
Basic	147	147	147	147
Diluted	148	149	148	149

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended		Six Months Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Cost of product revenue	$3	$5	$7	$10
Cost of service and other revenue	1	1	2	2
Research and development	12	16	27	34
Selling, general and administrative	1	26	19	53
Stock-based compensation expense before taxes (1)	$17	$48	$55	$99
(1) Includes stock-based compensation of $0.4 million and $1.5 million for Helix for Q2 2019 and YTD 2019, respectively.

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Net cash provided by operating activities	$240	$143	$521	$341
Net cash (used in) provided by investing activities	(320)	79	(455)	1,067
Net cash used in financing activities	(143)	(549)	(334)	(609)
Effect of exchange rate changes on cash and cash equivalents	2	—	(4)	—
Net (decrease) increase in cash and cash equivalents	(221)	(327)	(272)	799
Cash and cash equivalents, beginning of period	1,991	2,270	2,042	1,144
Cash and cash equivalents, end of period	$1,770	$1,943	$1,770	$1,943

Calculation of free cash flow:
Net cash provided by operating activities (b)	$240	$143	$521	$341
Purchases of property and equipment	(38)	(47)	(79)	(103)
Free cash flow (a)	$202	$96	$442	$238
(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.
(b) Net cash provided by operating activities in Q2 2019 and the first half of 2019 included an $84 million payment of the accreted debt discount related to the conversions of our 2019 Notes.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:

	Three Months Ended		Six Months Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
GAAP earnings per share attributable to Illumina stockholders - diluted	$0.32	$1.99	$1.49	$3.56
Cost of revenue (b)	0.04	0.07	0.09	0.13
Research and development costs (b)	(0.01)	—	(0.02)	—
Selling, general and administrative costs (b)	(0.01)	0.05	0.62	0.16
Other income, net (b)	(0.38)	(0.84)	(0.29)	(0.90)
Incremental non-GAAP tax expense (c)	0.07	0.11	(0.13)	0.08
Tax expense related to increase in valuation allowance (d)	0.42	—	0.42	—
Tax expense related to cost-sharing arrangement (e)	0.19	—	0.19	—
Income tax benefit (f)	(0.02)	(0.03)	(0.11)	(0.09)
Non-GAAP earnings per share attributable to Illumina stockholders - diluted (a)	$0.62	$1.35	$2.26	$2.94

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:

	Three Months Ended		Six Months Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
GAAP net income attributable to Illumina stockholders	$47	$296	$220	$529
Cost of revenue (b)	6	10	14	19
Research and development costs (b)	(1)	—	(2)	—
Selling, general and administrative costs (b)	(1)	8	92	24
Other income, net (b)	(56)	(125)	(43)	(134)
Incremental non-GAAP tax expense (c)	10	16	(19)	12
Tax expense related to increase in valuation allowance (d)	62	—	62	—
Tax expense related to cost-sharing arrangement (e)	28	—	28	—
Income tax benefit (f)	(3)	(5)	(17)	(13)
Non-GAAP net income attributable to Illumina stockholders (a)	$92	$200	$335	$437
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.
(b) Refer to our “Itemized Reconciliation between GAAP and Non-GAAP Results of Operations as a Percent of Revenue,” below, for the components of these amounts.
(c) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.

(d) Amounts represent discrete tax expense related to the valuation allowance established against the deferred tax asset for California research and development credits.
(e) Amounts represent discrete tax expense related to the finalization of the Altera court case which determined stock-based compensation must be included in intercompany cost sharing payments.
(f) Amounts represent tax deductions taken in excess of stock compensation cost.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended				Six Months Ended
	June 28, 2020		June 30, 2019		June 28, 2020		June 30, 2019
GAAP gross profit (b)	$428	67.7%	$573	68.4%	$1,047	70.2%	$1,157	68.7%
Amortization of acquired intangible assets	7	1.0%	10	1.1%	14	0.9%	19	1.1%
Restructuring (c)	—	—	—	—	1	0.1%	—	—
Expenses related to COVID-19 (d)	1	0.2%	—	—	2	0.1%	—	—
Income related to COVID-19 (e)	(2)	(0.3)%	—	—	(3)	(0.2)%	—	—
Non-GAAP gross profit (a)	$434	68.6%	$583	69.5%	$1,061	71.1%	$1,176	69.8%

GAAP research and development expense	$155	24.5%	$166	19.8%	$311	20.8%	$335	19.9%
Income related to COVID-19 (e)	1	0.2%	—	—	2	0.1%	—	—
Non-GAAP research and development expense	$156	24.7%	$166	19.8%	$313	20.9%	$335	19.9%

GAAP selling, general and administrative expense	$177	28.0%	$202	24.1%	$451	30.3%	$412	24.5%
Acquisition-related expenses (f)	(1)	(0.2)%	(8)	(1.0)%	(93)	(6.2)%	(23)	(1.4)%
Amortization of acquired intangible assets	—	—	—	—	(1)	(0.1)%	(1)	(0.1)%
Restructuring (c)	2	0.3%	—	—	2	0.1%	—	—
Expenses related to COVID-19 (d)	(2)	(0.3)%	—	—	(2)	(0.1)%	—	—
Income related to COVID-19 (e)	2	0.3%	—	—	2	0.1%	—	—
Non-GAAP selling, general and administrative expense	$178	28.1%	$194	23.1%	$359	24.1%	$388	23.0%

GAAP operating profit	$96	15.2%	$205	24.5%	$285	19.1%	$410	24.3%
Cost of revenue	6	0.9%	10	1.1%	14	0.9%	19	1.1%
Research and development costs	(1)	(0.2)%	—	—	(2)	(0.1)%	—	—
Selling, general and administrative costs	(1)	(0.1)%	8	1.0%	92	6.2%	24	1.5%
Non-GAAP operating profit (a)	$100	15.8%	$223	26.6%	$389	26.1%	$453	26.9%

GAAP other income, net	$69	10.8%	$141	16.8%	$57	3.8%	$170	10.1%
Non-cash interest expense (g)	10	1.7%	14	1.7%	21	1.4%	28	1.7%
Strategic investment related gain, net (h)	(69)	(10.8)%	(103)	(12.3)%	(74)	(5.0)%	(111)	(6.6)%
Loss on derivative assets (i)	11	1.7%	—	—	15	1.0%	—	—
(Gain) loss on contingent value right (j)	(8)	(1.3)%	3	0.4%	(5)	(0.3)%	3	0.2%
Gain on deconsolidation (k)	—	—	(39)	(4.7)%	—	—	(54)	(3.2)%
Non-GAAP other income, net (a)	$13	2.1%	$16	1.9%	$14	0.9%	$36	2.2%
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit, and non-GAAP other income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance.
(b) Reconciling amounts are recorded in cost of revenue.
(c) Amount consists primarily of employee costs, net of adjustments, related to restructuring.
(d) Amounts consist of direct and incremental expenses incurred due to the COVID-19 pandemic, primarily personal protective equipment and premium pay for onsite essential workers.
(e) Amounts consist of direct and incremental income due to the COVID-19 pandemic, primarily payroll-related credits earned in Singapore.
(f) Amount for Q2 2020 consists primarily of expenses related to the acquisition of BlueBee. Amount for the first half of 2020 consists primarily of expenses related to the Continuation Advances and Reverse Termination Fee paid to PacBio.
(g) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(h) Amounts consist primarily of mark-to-market adjustments and impairments from our strategic investments.
(i) Amount consists of fair value adjustments on our derivative assets related to the terminated acquisition with PacBio.
(j) Amount consists of fair value adjustments related to our contingent value right received from Helix.
(k) Amount for Q2 2019 consists of the gain recognized as a result of the Helix deconsolidation. Amount for the first half of 2019 also includes the $15 million gain recorded in Q1 2019 that resulted from the settlement of a contingency related to the deconsolidation of GRAIL in 2017.